                             DEAN WITTER NATURAL RESOURCE
                             DEVELOPMENT SECURITIES INC.


                                ARTICLES OF AMENDMENT
                             CHANGING NAME OF CORPORATION
                        PURSUANT TO MGCL SECTION 2-605 (a)(4)



     Dean Witter Natural Resource Development Securities Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby amended by striking out
ARTICLE II of the Articles of Incorporation and inserting in lieu thereof the following:

                                     "ARTICLE II
     The name of the Corporation is Morgan Stanley Dean Witter Natural Resource Development Securities Inc."

     SECOND:   The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     THIRD:    The Corporation is registered as an open-end management
investment company under the Investment Company Act of 1940.

     FOURTH:   These Articles of Amendment shall become effective at 9:00 a.m.,
Eastern Time, on June 22, 1998.

     IN WITNESS WHEROF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this 19th day of June 1998.


                                             DEAN WITTER NATURAL RESOURCE
                                             DEVELOPMENT SECURITIES INC.





                                             By:  /s/ Charles A. Fiumefreddo
                                                  --------------------------
                                             Name:  Charles A. Fiumefreddo
                                             Title:  President



ATTESTED:



/s/ Barry Fink
--------------------
Name:  Barry Fink
Title: Secretary


     THE UNDERSIGNED, the President of Dean Witter Natural Resource Development Securities Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                                /s/ Charles A. Fiumefreddo
                                             ------------------------------
                                             Name:  Charles A. Fiumefreddo
                                             Title:  President




                                          2